SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  March 26, 1997
                                                          ---------------

                              H. F. Ahmanson & Company
                             -------------------------
               (Exact name of registrant as specified in charter)

              Delaware                     1-8930               95-0479700
             ----------                   --------             ------------
 (State or other jurisdiction of     (Commission File        (IRS Employer
          incorporation)                 Number)          Identification No.)

       4900 Rivergrade Road, Irwindale, California                 91706
      ---------------------------------------------               -------
        (Address of principal executive offices)                (Zip code)

      Registrant's telephone number, including area code    (818) 960-6311
                                                           ----------------

                                   Not applicable
                                  ----------------
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

      On March 26, 1997, H. F. Ahmanson & Company (the "Company"), executed two Purchase Agreements. A Purchase Agreement with Bear, Stearns & Co. Inc. relates to the issuance of $50,000,000 in aggregate principal amount of the Company's Medium-Term Notes, Series A, due January 15, 1998 and bearing interest at a fixed rate of 6.18% per annum and a Purchase Agreement with Credit Suisse First Boston Corporation relating to the issuance of $50,000,000 in aggregate principal amount of the Company's Medium-Term Notes, Series A, due April 15, 1998 and bearing interest at a fixed rate of 6.33% per annum (the "Notes"). The Notes were previously registered by the Company on a Registration Statement on Form S-3 (Registration No. 33-57395). Attached to this report as an exhibit for filing with the Securities and Exchange Commission is a final copy of each executed Purchase Agreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

      1.1 Purchase Agreement, dated March 26, 1997, relating to Medium-Term Notes, Series A, by and between H. F. Ahmanson & Company and Bear, Stearns & Co. Inc.

      1.2 Purchase Agreement, dated March 26, 1997, relating to Medium-Term Notes, Series A, by and between H. F. Ahmanson & Company and Credit Suisse First Boston Corporation.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 27, 1997

                                       H. F. AHMANSON & COMPANY


                                            /s/ Tim S. Glassett

                                       By:  Tim S. Glassett
                                            First Vice President and
                                              Assistant General Counsel

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                                  EXHIBIT INDEX

 EXHIBIT                                                          SEQUENTIALLY
   NO.                         DESCRIPTION                       NUMBERED PAGE
 -------                       -----------                       -------------

   1.1 Purchase Agreement, dated March 26, 1997, relating to Medium-Term Notes, Series A, by and between H. F.
          Ahmanson & Company and Bear, Stearns & Co. Inc.

   1.2 Purchase Agreement, dated March 26, 1997, relating to Medium-Term Notes, Series A, by and between H. F.
          Ahmanson & Company and Credit Suisse First Boston
          Corporation